UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 25, 2017, Entellus Medical, Inc. (the “Company”) and certain existing stockholders of the Company (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the underwriters named therein (collectively, the “Underwriters”), related to a public offering (the “Offering”) by the Company of 2,353,530 shares of its common stock, par value $0.001 per share (“Shares”), and by the Selling Stockholders of 1,176,470 Shares, at a public offering price of $17.00 per share. The Company also granted the Underwriters a 30-day option to purchase up to an aggregate of an additional 529,500 Shares in accordance with the terms of the Underwriting Agreement, to cover any over-allotments.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-209905) and a related prospectus supplement filed with the Securities and Exchange Commission. The Company expects the net proceeds from the sale of the shares of common stock offered by the Company to be approximately $37.2 million, after deducting underwriting discounts and estimated offering expenses, assuming no exercise of the Underwriters’ option to purchase additional Shares from the Company. The Company currently intends to use the net proceeds from the Offering for working capital purposes, which may include repayments on its credit facility, and other general corporate purposes. The Company did not receive any proceeds from the sale of Shares offered by the Selling Stockholders. The Offering closed on January 31, 2017.

The Underwriting Agreement contains customary representations, warranties, agreements and conditions to closing, as well as indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the shares offered by the Company is attached as Exhibit 5.1 hereto. A copy of the opinion of Fox Rothschild LLP relating to the validity of the shares offered by the Selling Stockholders is attached as Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 25, 2017, among Entellus Medical, Inc., the Selling Stockholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co, as representatives of the underwriters named therein (filed herewith)

5.1	Opinion of Latham & Watkins LLP (filed herewith)

5.2	Opinion of Fox Rothschild LLP (filed herewith)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017	ENTELLUS MEDICAL, INC.

	By:	/s/ Brent A. Moen
	Name:	Brent A. Moen
	Title:	Chief Financial Officer

ENTELLUS MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated January 25, 2017, among Entellus Medical, Inc., the Selling Stockholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co, as representatives of the underwriters named therein	Filed herewith

5.1	Opinion of Latham & Watkins LLP	Filed herewith

5.2	Opinion of Fox Rothschild LLP	Filed herewith

23.1	Consent of Latham & Watkins LLP	Included in Exhibit 5.1

23.2	Consent of Fox Rothschild LLP	Included in Exhibit 5.2